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                                                                    EXHIBIT 10.3


[CONVERSION TECHNOLOGIES LETTERHEAD]



                                    VIA FACSIMILE


March 26, 1997

Harry O. Christenson
Chairman and Chief Financial Officer
Octagon, Inc.
317 S. North Lake Blvd.
Suite 1024
Altamonte Springs, FL 32701


                            EMPLOYMENT AGREEMENT AMENDMENT

Dear Harry:

Reference is made to the Employment Agreement dated as of November 18, 1996 between you and Conversion Technologies International, Inc. (The "Company"), relating to your employment with the Company upon consummation of he pending merger of Octagon, Inc. With and into a subsidiary of the Company (the "Merger").

1. The undersigned hereby agree that, upon consummation of the Merger, in addition to serving as Chief Financial Officer of the Company, you will be elected to the Board of Directors of the Company.

2. Section 2 of the Employment Agreement is hereby amended by adding a Section 2(c) which shall read in it entirety as follow:

    (c)  GRANT OF OPTIONS.   Effective upon consummation of the Merge, the
    Employee will receive non-qualified stock options to purchase 150,000 shares of the Company's Common Stock at an exercise price equal to the closing price of the Common Stock in trading on the Nasdaq SmallCap Market on the date of such consummation. Twenty percent (20%) of such options will be immediately vested and 20% of such options will vest on each anniversary of the date of grant, subject to the vesting and other provisions to be set for th in a non-qualified stock option agreement to be entered into by the parties. In the event that at any time you resign as the Chief Financial Officer but remain as a director of Conversion, two-thirds of the then unvested options shall

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HARRY O. CHRISTENSON                                              MARCH 26, 1997

    be canceled and the remaining one-third unvested options shall vest ratably on each following anniversary of the date of grant so that such unvested options will be fully-vested on the fourth anniversary of the date of grant

3. This amendment shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to principles of conflicts of laws.

4. Except as amended hereby, the Employment Agreement shall remain in full force and effect.

Please acknowledge your agreement with the foregoing by executing this amendment where indicated below.

Sincerely,





CONVERSION TECHNOLOGIES                     ACKNOWLEDGED AND AGREED TO BY:
INTERNATIONAL, INC.



By: /s/ Perry A. Pappas                        /s/  Harry O. Christenson
   -----------------------                  -------------------------------
Perry A. Pappas                             Harry O. Christenson
Vice President and General Counsel